Exhibit 99.1

August 19, 2016

Impact of the Redomicile Transaction to U.S. Shareholders

Was the Exchange Taxable to U.S. Shareholders?

•             Transaction

•                  On July 1, 2016, the location of incorporation of the parent company of the Cardtronics group of companies was changed from Delaware to the United Kingdom.  More specifically, Cardtronics plc, a public limited company organized under English law (“Cardtronics plc” or the “Company”), became the new publicly traded corporate parent of the Cardtronics group of companies following the completion of the merger between Cardtronics, Inc., a Delaware corporation, and one of its subsidiaries.  At the effective time of the merger, each issued and outstanding share of Cardtronics, Inc. common stock was converted into one share of Cardtronics plc (the “Exchange”).

•             Was the Exchange Taxable to U.S. Shareholders?

•                  The information provided herein is for general informational purposes only, addresses solely U.S. federal income tax considerations, and is not a complete analysis or listing of all tax (or other) consequences that could apply to each U.S. (or other) shareholder in connection with the Exchange.  For more detailed information regarding the material tax considerations of the redomicile transaction, please see the proxy statement/prospectus on Form S-4 filed by Cardtronics plc and declared effective by the U.S. Securities and Exchange Commission on May 19, 2016, as supplemented, including the section entitled “Material Tax Considerations-Material U.S. Federal Income Tax Consequences” (the “Tax Disclosure”).  Shareholders should consult with their tax advisors as to the potential tax consequences of the Exchange that may apply to them.  The information provided herein is subject to each of the qualifications and limitations set forth in the Tax Disclosure.

•                  We believe the Exchange qualified as a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes.  Notwithstanding this treatment, U.S. shareholders (and/or the Company) may be subject to U.S. federal tax in connection with the Exchange.

•                  Based on information presently available to the Company as of the date of this communication, the Company believes it would be prudent for U.S. shareholders to assume that the Exchange will be a taxable event to U.S. shareholders, meaning U.S. shareholders generally would be required to recognize any gain, but not loss, on their Cardtronics Inc. common stock as a result of the Exchange.  Please see further details below regarding the circumstances of this preliminary view of the Exchange and why it is not definitive as of the date of this communication.

•                  A U.S. shareholder’s gain, if any, is measured as the excess, determined on a share-by-share basis, of the fair market value of the ordinary shares of

Cardtronics plc received in the Exchange over the U.S. shareholder’s adjusted tax cost basis in the shares of Cardtronics Inc. common stock exchanged.  Losses cannot be netted against gains for this purpose.

•                  U.S. shareholders should generally recognize gain (but not loss) for U.S. federal income tax purposes if the aggregate shareholder gain in Cardtronics Inc. common stock that would be recognized by U.S. shareholders on the Exchange under Section 367(a) of the Code (the “Aggregate Section 367(a) Amount”) is equal to or greater than the amount of any deemed distribution that would be treated  as a dividend to Cardtronics plc under Section 301(c)(1) of the Code (by virtue of Treasury Regulation Section 1.367(b)-10) (the “Deemed Dividend Amount”), the latter amount generally being equal to the Cardtronics U.S. group’s cumulative earnings and profits through the end of the 2016 taxable year.

•                  The determination of the tax consequences of the Exchange is highly factual, complex, and not entirely certain at this time, as it will be impacted by company earnings and profits, which will not be known until after the 2016 calendar year has been completed.

Potential Impact to U.S. Shareholders

The following assumes that the Exchange will be a taxable event to U.S. shareholders (i.e., the Aggregate Section 367(a) Amount is greater than (or equal to) the Deemed Dividend Amount).

•            U.S. shareholders will be considered to have exchanged their Cardtronics Inc. common stock for Cardtronics plc ordinary shares in an exchange in which gain, but not loss, is generally recognized.  The transaction occurred on July 1 prior to the opening of the NASDAQ market.  We believe the value of both the Cardtronics Delaware common stock and Cardtronics plc ordinary shares, at the effective time of the Exchange, was $39.81 per share (the closing price on June 30, 2016).

•            U.S. shareholders with a gain on their Cardtronics Inc. common stock will recognize taxable gain determined on a share-by-share basis in their taxable year which includes July 1st, equal to the excess of the fair market value of ordinary shares of Cardtronics plc received in the Exchange (which, in our view, is $39.81 per share) over the shareholders’ adjusted tax basis.

•                  The gain will be either long-term or short-term based on the holding period of the Cardtronics Inc. common stock, measured on July 1, 2016.

•                  If a U.S. shareholder recognizes gain on the Exchange, such shareholder’s Cardtronics plc ordinary shares (to the extent exchanged for shares in which gain is recognized) generally will have an adjusted tax basis equal to $39.81 per share (thus reducing the amount of gain, if any, that may otherwise be recognized on future taxable dispositions).

•            U.S. shareholders with a loss in Cardtronics Inc. common stock will not recognize the loss upon the Exchange, but will maintain their historical tax basis in such shares.  As this basis is higher than fair market value, these shareholders will continue to realize a loss (or lower gain) on a future taxable disposition of a Cardtronics plc ordinary share.  Therefore, if the U.S. shareholder had a cost basis in their Cardtronics Inc. common share higher than $39.81, the shareholder should not recognize this loss in their 2016 tax year as a result of the Exchange.

•            The holding period of the Cardtronics plc ordinary shares should include the holding period of the exchanged Cardtronics Inc. common stock.

Tax Compliance and Reporting Considerations

•            U.S. Federal Income Tax

•                  It would be prudent to presently assume that the U.S. shareholders would be subject to tax on the Exchange to the extent the U.S. shareholders had gain in their Cardtronics Inc. common stock at the time of the Exchange.  Shareholders should consult with advisors and consider the potential for estimated tax payments if they are expecting to report a gain on the Exchange.

•            State Income Tax

•                  State income tax obligations and estimated tax payments vary by state.  Shareholders should check with their state of residence and consult with their tax advisors.

•            Form 1099 Reporting

•                  A shareholder’s brokerage firm should report the capital gain on Form 1099 at year-end.

•            Updates

•                  As new information becomes available, we will notify shareholders by one or more website announcements and/or other information reporting in the months to come and by no later than January 15, 2017.

THE INFORMATION CONTAINED HEREIN DOES NOT CONSTITUTE TAX, ACCOUNTING OR LEGAL ADVICE AND DOES NOT PURPORT TO BE COMPLETE OR TO DESCRIBE THE CONSEQUENCES THAT MAY APPLY TO PARTICULAR CATEGORIES OF SHAREHOLDERS.  CARDTRONICS DOES NOT PROVIDE TAX, ACCOUNTING OR LEGAL ADVICE.  ANY TAX STATEMENTS CONTAINED HEREIN WERE NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES IMPOSED UNDER THE INTERNAL REVENUE CODE.  SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE EXCHANGE OF SHARES OF CARDTRONICS INC. COMMON STOCK FOR ORDINARY SHARES OF CARDTRONICS PLC PURSUANT TO THE EXCHANGE.